Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-117535) pertaining to the TRW Automotive Retirement Savings Plan for Hourly Employees,
(2)	Registration Statement (Form S-8 No. 333-115338) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan, and
(3)	Registration Statement (Form S-8 No. 333-115337) pertaining to the TRW Automotive Retirement Savings Plan for Salaried Employees,
(4)	Registration Statement (Form S-8 No. 333-159593) pertaining to the Amended and Restated TRW Automotive Holdings Corp. 2003 Stock Incentive Plan; and
(5)	Registration Statement (Form S-3 No. 333-161191) of TRW Automotive Holdings Corp;
of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of TRW Automotive Holdings Corp., and the effectiveness of internal control over financial reporting of TRW Automotive Holdings Corp., included in the Annual Report (Form 10-K) of TRW Automotive Holdings Corp. for the year ended December 31, 2009.

/s/ Ernst & Young LLP

February 25, 2010